Exhibit 99.1

Chimera Investment Corporation Reports Core EPS for the 4th Quarter 2010 of $0.14 Per Share and for the Year of $0.66 Per Share

NEW YORK--(BUSINESS WIRE)--February 9, 2011--Chimera Investment Corporation (NYSE: CIM) today reported Core Earnings for the quarter ended December 31, 2010, of $136.2 million or $0.14 per average share as compared to Core Earnings for the quarter ended December 31, 2009, of $80.7 million or $0.12 per average share and Core Earnings for the quarter ended September 30, 2010, of $139.0 million or $0.16 per average share. Core Earnings for the year ended December 31, 2010 was $545.9 million or $0.66 per average share as compared to $230.7 million or $0.46 per average share for the year ended December 31, 2009. “Core Earnings” is a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, unrealized gains and losses, realized gains and losses on sales and other items that do not affect realized net income, regardless of whether such items are included in other comprehensive income (loss) or in net income (loss). The Company reported GAAP net income of $156.2 million or $0.16 per average share for the quarter ended December 31, 2010, as compared to GAAP net income of $95.5 million or $0.14 per average share for the quarter ended December 31, 2009, and GAAP net income of $126.4 million or $0.14 per average share for the quarter ended September 30, 2010. GAAP net income for the year ended December 31, 2010 was $532.9 million or $0.65 per average share as compared to $324.0 million or $0.64 per average share for the year ended December 31, 2009.

During the quarter ended December 31, 2010, the Company sold residential mortgage-backed securities (RMBS) with a carrying value of $590.3 million for realized gains of $7.7 million. During the quarter ended December 31, 2009, the Company sold RMBS, including transactions involving re-securitizations, with a carrying value of $213.0 million for realized gains of $16.2 million. During the quarter ended September 30, 2010, the Company sold RMBS with a carrying value of $206.0 million for realized gains of $2.0 million. During the year ended December 31, 2010, the Company sold RMBS with a carrying value of $885.4 million for realized gains of $10.1 million. During the year ended December 31, 2009, the Company sold RMBS, including transactions involving re-securitizations, with a carrying value of $1.8 billion for realized gains of $103.6 million.

During the quarter ended December 31, 2010, the Company financed on a permanent non-recourse basis $165.7 million of AAA-rated fixed rate bonds for net proceeds of $167.8 million in re-securitization transactions which were accounted for as financings in the Company’s statement of financial condition. During the quarters ended December 31, 2009 and September 30, 2010, the Company did not record any transactions which were accounted for as financings on a permanent non-recourse basis. During the year ended December 31, 2010, the Company financed on a permanent non-recourse basis $1.3 billion of AAA-rated fixed rate bonds for net proceeds of $1.3 billion in re-securitization transactions which were accounted for as financings in the Company’s statement of financial condition. During the year ended December 31, 2009, the Company did not record any transactions which were accounted for as financings on a permanent non-recourse basis. Assets, liabilities, interest income and interest expense associated with these transactions are identified throughout the consolidated financial statements as “non-retained” items.

The Company declared common stock dividends of $0.17, $0.17, and $0.18 per share for the quarters ended December 31, 2010, December 31, 2009, and September 30, 2010, respectively. The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2010 based on the December 31, 2010 closing price of $4.11 was 16.55%. The Company declared common stock dividends for the year ended December 31, 2010, of $0.69 per share, as compared to $0.43 per share for the year ended December 31, 2009. The dividend yield on the Company’s common stock for the year ended December 31, 2010, based on the December 31, 2010 closing price of $4.11 was 16.79%. On a Core Earnings basis, the Company provided an annualized return on average equity of 17.51%, 14.96%, and 19.12% for the quarters ended December 31, 2010, December 31, 2009, and September 30, 2010, respectively. On a Core Earnings basis, the Company provided a return on average equity of 20.05% and 15.80% for the years ended December 31, 2010, and December 31, 2009, respectively. On a GAAP basis, the Company provided an annualized return on average equity of 20.09%, 17.69% and 17.39%, for the quarters ended December 31, 2010, December 31, 2009, and September 30, 2010, respectively. On a GAAP basis, the Company provided a return on average equity of 19.57% and 22.19% for the years ended December 31, 2010, and December 31, 2009, respectively.

Matthew J. Lambiase, Chief Executive Officer and President of the Company, commented on the quarter. “Chimera’s results continue to reflect our ability to identify attractive investment opportunities. The fourth quarter results reflect the successful capital raise that settled in November. Looking ahead, the evolving regulatory and policy process will continue to affect the investment landscape. In this environment we remain positive on the relative attractiveness of opportunities we see in our market.”

For the quarter ended December 31, 2010, the annualized yield on average earning assets was 8.32% and the annualized cost of funds on the average borrowed funds balance was 4.10% for an interest rate spread of 4.22%. This is a 64 basis point decrease from the 4.86% annualized interest rate spread for the quarter ended December 31, 2009, and a 22 basis point decrease from the 4.44% annualized interest rate spread for the quarter ended September 30, 2010. Leverage was 1.2:1, 1.1:1, and 1.3:1 at December 31, 2010, December 31, 2009, and September 30, 2010, respectively. Recourse leverage was 0.5:1, 0.9:1 and 0.5:1 at December 31, 2010, December 31, 2009, and September 30, 2010, respectively.

RMBS comprised approximately 96.0%, 92.7%, and 95.1% of the Company’s investment portfolio at December 31, 2010, December 31, 2009, and September 30, 2010, respectively. The balance of the portfolio was comprised of securitized loans that collateralized the secured debt.

The following table summarizes portfolio information for the Company:

	December 31, 2010	December 31, 2009	September 30, 2010

Interest earning assets at period-end *	$7,651,077	$4,559,427	$7,173,376
Interest bearing liabilities at period-end	$4,054,112	$2,365,752	$3,844,440
Leverage at period-end	1.2:1	1.1:1	1.3:1
Leverage at period-end (recourse)	0.5:1	0.9:1	0.5:1
Portfolio Composition, at principal value
Non-Agency RMBS	83.4%	64.6%	82.8%
Senior	4.0%	37.5%	5.7%
Senior, interest only	35.7%	0.0%	32.2%
Subordinated	29.8%	22.0%	29.6%
Subordinated, interest only	1.8%	5.1%	2.0%
Senior, non-retained	12.1%	0.0%	13.3%
Agency RMBS	12.6%	23.3%	12.3%
Securitized loans	4.0%	12.1%	4.9%
Fixed-rate percentage of portfolio	51.7%	52.7%	55.9%
Adjustable-rate percentage of portfolio	48.3%	47.3%	44.1%
Annualized yield on average earning assets during the period	8.32%	6.37%	9.02%
Annualized cost of funds on average borrowed funds during the period	4.10%	1.51%	4.58%

* Excludes cash and cash equivalents

The following table summarizes characteristics for each asset class:

	December 31, 2010
	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield
Non-Agency Mortgage-Backed Securities
Senior	$99.64	$101.56	4.48%	4.65%
Senior, interest only	$6.98	$5.28	1.74%	14.71%
Subordinated	$44.35	$43.88	4.11%	16.78%
Subordinated, interest only	$9.93	$10.81	3.03%	27.60%
Senior, non-retained	$98.51	$97.87	5.17%	4.36%
Agency Mortgage-Backed Securities	$103.30	$104.80	5.05%	4.51%
Securitized loans
Senior	$101.19	$101.19	5.50%	5.54%
Senior, interest only	$0.01	$0.01	0.41%	100.00%
Subordinated	$100.93	$100.93	5.36%	2.85%

The Company’s portfolio is comprised of RMBS and securitized whole residential mortgage loans. During the quarter ended December 31, 2010, the Company recorded a loan loss provision of $577 thousand as compared to a provision of $1.7 million for the quarter ended December 31, 2009 and $482 thousand for the quarter ended September 30, 2010.

The Constant Prepayment Rate on the Company’s portfolio was 17%, 18%, and 16% as of December 31, 2010, December 31, 2009, and September 30, 2010, respectively. The net accretion of discounts was $59.6 million, $10.7 million and $69.1 million for the quarters ended December 31, 2010, December 31, 2009, and September 30, 2010, respectively. The total net discount remaining was $2.3 billion, $1.8 billion and $2.3 billion at December 31, 2010, December 31, 2009, and September 30, 2010, respectively.

General and administrative expenses, including the management fee and loan loss provision, as a percentage of average interest earning assets were 0.62%, 0.72%, and 0.62% for the quarters ended December 31, 2010, December 31, 2009, and September 30, 2010, respectively. At December 31, 2010, December 31, 2009, and September 30, 2010, the Company had a common stock book value per share of $3.23, $3.17, and $3.29, respectively.

On November 2, 2010 the Company announced the sale of 125,000,000 shares of common stock at $3.80 per share for estimated proceeds, less the underwriters’ discount and offering expenses, of $474.8 million. In addition, on November 8, 2010, the underwriters exercised the option to purchase up to an additional 18,750,000 shares of common stock to cover over-allotments for proceeds, less the underwriters’ discount, of approximately $71.3 million. The sale was completed on November 8, 2010. In all, the Company raised net proceeds of approximately $546.1 million in this offering.

The Company is a specialty finance company that invests in residential mortgage-backed securities, residential mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowings to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), and is externally managed by Fixed Income Discount Advisory Company.

The Company will hold the fourth quarter 2010 earnings conference call on Thursday, February 10, 2011, at 10:00 a.m. EST. The number to call is 866-843-0890 for domestic calls and 412-317-9250 for international calls and the pass code is 4014079. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the pass code is 448264. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the email distribution list, please visit www.chimerareit.com, click on EMail Alerts, complete the email notification form and click the Submit button. For further information, please contact Investor Relations at 1-866-315-9930 or visit www.chimerareit.com.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs; our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	December 31, 2010 (unaudited)	September 30, 2010 (unaudited)	June 30, 2010 (unaudited)	March 31, 2010 (unaudited)	December 31, 2009 (1)
Assets:
Cash and cash equivalents	$7,173	$11,949	$236,214	$44,200	$24,279
Non-Agency Mortgage-Backed Securities, at fair value
Senior	987,685	1,065,145	817,736	1,429,530	2,022,406
Subordinated	2,210,858	1,866,911	1,465,905	947,963	376,459
Senior, non-retained	1,965,418	1,967,812	2,133,486	1,646,087	-
Agency Mortgage-Backed Securities, at fair value	2,133,584	1,884,193	1,761,732	1,558,795	1,690,029
Securitized loans held for investment, net of allowance for loan losses of $6.6 million, $6.0 million, $5.6 million, $4.6 million, and $4.6 million, respectively	353,532	389,315	416,504	441,347	470,533
Receivable for investments sold	-	-	-	47,185	-
Accrued interest receivable	49,088	47,767	45,682	39,637	33,128
Other assets	1,212	360	923	1,451	1,494
Total assets	$7,708,550	$7,233,452	$6,878,182	$6,156,195	$4,618,328

Liabilities:
Repurchase agreements	$1,808,797	$1,568,223	$1,337,805	$1,538,820	$1,716,398
Repurchase agreements with affiliates	-	-	-	147,417	259,004
Securitized debt	289,236	320,552	342,819	364,665	390,350
Securitized debt, non-retained	1,956,079	1,955,665	2,120,861	1,636,437	-
Payable for investments purchased	127,694	279,649	-	41,822	-
Accrued interest payable	11,641	11,164	12,145	9,691	3,235
Dividends payable	174,445	158,811	130,420	113,793	113,788
Accounts payable and other liabilities	393	810	679	489	472
Investment management fees payable to affiliate	12,422	11,411	9,357	8,114	8,519
Interest rate swaps, at fair value	9,988	24,820	11,237	-	-
Total liabilities	$4,390,695	$4,331,105	$3,965,323	$3,861,248	$2,491,766

Stockholders' Equity:
Common stock: par value $0.01 per share; 1,500,000,000 shares authorized, 1,027,034,357, 883,169,403, 883,151,028, 670,371,002, and 670,371,587 shares issued and outstanding, respectively	$10,261	$8,822	$8,822	$6,694	$6,693
Additional paid-in-capital	3,601,890	3,056,659	3,056,566	2,290,636	2,290,614
Accumulated other comprehensive income (loss)	(90,500)	22,444	673	144,978	(99,754)
Retained earnings (accumulated deficit)	(203,796)	(185,578)	(153,202)	(147,361)	(70,991)
Total stockholders' equity	$3,317,855	$2,902,347	$2,912,859	$2,294,947	$2,126,562
Total liabilities and stockholders' equity	$7,708,550	$7,233,452	$6,878,182	$6,156,195	$4,618,328

(1) Derived from the audited consolidated financial statements at December 31, 2009.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Net Interest Income:
Interest income	$ 159,967	$ 140,405	$ 133,522	$ 128,984	$ 100,765
Interest expense	12,076	10,527	7,198	7,374	8,530

Interest income, non-retained	33,780	58,090	49,829	50,861	-
Interest expense, non-retained	27,573	32,237	21,421	33,830	-
Net interest income (expense)	154,098	155,731	154,732	138,641	92,235
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(5,596)	(1,314)	(24,746)	(22,687)	(1,480)
Non-credit portion of loss recognized in other comprehensive income (loss)	3,233	436	17,853	20,143	164
Net other-than-temporary credit impairment losses	(2,363)	(878)	(6,893)	(2,544)	(1,316)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	14,831	(13,583)	(11,237)	-	-
Realized gains (losses) on sales of investments, net	7,711	2,032	-	342	16,191
Realized losses on principal write-downs of non-Agency RMBS	(3,593)	(2,517)	(326)	(949)	(195)
Total other gains (losses)	18,949	(14,068)	(11,563)	(607)	15,996
Net investment income (loss)	170,684	140,785	136,276	135,490	106,915
Other expenses:
Management fee	12,229	11,318	9,263	8,114	8,516
Provision for loan losses	577	482	1,024	606	1,692
General and administrative expenses	1,648	1,798	1,409	1,160	1,238
Total other expenses	14,454	13,598	11,696	9,880	11,446
Income (loss) before income taxes	156,230	127,187	124,580	125,610	95,469
Income taxes	3	752	1	-	-
Net income (loss)	$ 156,227	$ 126,435	$ 124,579	$ 125,610	$ 95,469

Net income (loss) per share-basic and diluted	$ 0.16	$ 0.14	$ 0.16	$ 0.19	$ 0.14
Weighted average number of shares outstanding-basic and diluted	967,544,377	883,147,726	765,475,340	670,371,022	670,324,435
Comprehensive income (loss):
Net income (loss)	$ 156,227	$ 126,435	$ 124,579	$ 125,610	$ 95,469
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	(111,189)	20,408	(151,524)	241,581	(31,753)
Reclassification adjustment for net losses included in net income (loss) for other-than-temporary credit impairment losses	2,363	878	6,893	2,544	1,316
Reclassification adjustment for realized losses (gains) included in net income (loss)	(4,118)	485	326	607	(15,996)
Other comprehensive income (loss)	(112,944)	21,771	(144,305)	244,732	(46,433)
Comprehensive income (loss)	$ 43,283	$ 148,206	$ (19,726)	$ 370,342	$ 49,036

(1) Derived from the audited consolidated financial statements at December 31, 2009.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the year ended
	December 31, 2010	December 31, 2009 (1)
Net Interest Income:
Interest income	$562,878	$298,539
Interest expense	37,175	35,083

Interest income, non-retained	192,560	-
Interest expense, non-retained	115,061	-
Net interest income (expense)	603,202	263,456
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(54,343)	(16,264)
Non-credit portion of loss recognized in other comprehensive income (loss)	41,665	6,268
Net other-than-temporary credit impairment losses	(12,678)	(9,996)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	(9,989)	-
Realized gains (losses) on sales of investments, net	10,085	103,646
Realized losses on principal write-downs of non-Agency RMBS	(7,385)	(255)
Total other gains (losses)	(7,289)	103,391
Net investment income (loss)	583,235	356,851
Other expenses:
Management fee	40,924	25,704
Provision for loan losses	2,689	3,102
General and administrative expenses	6,015	4,061
Total other expenses	49,628	32,867
Income (loss) before income taxes	533,607	323,984
Income taxes	756	1
Net income (loss)	$532,851	$323,983

Net income (loss) per share-basic and diluted	$0.65	$0.64
Weighted average number of shares outstanding-basic and diluted	822,617,319	507,042,421
Comprehensive income (loss):
Net income (loss)	$532,851	$323,983
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	(724)	260,309
Reclassification adjustment for net losses included in net income (loss) for other-than-temporary credit impairment losses	12,678	9,996
Reclassification adjustment for realized losses (gains) included in net income (loss)	(2,700)	(103,391)
Other comprehensive income (loss)	9,254	166,914
Comprehensive income (loss)	$542,105	$490,897

(1) Derived from the audited consolidated financial statements at December 31, 2009.

CONTACT:
Investor Relations
1-866-315-9930
www.chimerareit.com